Exhibit 32.1

Section 1350 Certification

In connection with Amendment No. 1 to the Quarterly Report on Form 10-Q/A of CEN Biotech Inc. (the “Company”) for the quarter ended June 30, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Bahige Chaaban, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 18, 2021	/s/ Bahige Chaaban
Bahige Chaaban Chief Executive Officer (Principal Executive Officer)